Press Release

Hythiam Contact:	Investment Community:	Media Relations:
Sanjay Sabnani SVP, Strategic Development (310) 444-5335 ssabnani@hythiam.com	Tony Schor Investor Awareness, Inc. (847) 945-2222 tony@investorawareness.com	Erin Mitchell RLM Public Relations (212) 741-5106 x 233 erin@RLMpr.com

HYTHIAM ANNOUNCES CONFERENCE CALL TO DISCUSS FISCAL FIRST QUARTER 2006
AND PRELIMINARY RESULTS FROM FIRST CLINICAL STUDY OF PROMETA™
FOR THE TREATMENT OF METHAMPHETAMINE DEPENDENCE

LOS ANGELES, CALIF. —May 4, 2006—Hythiam, Inc. (NASDAQ:HYTM), which licenses the PROMETA™ protocols designed to target the biology of substance dependence, announced today that it will report financial results for the fiscal first quarter ended March 31, 2006 on Wednesday May 10, 2006 after the market closes. Additionally, Research Across America and clinical investigator Dr. Harold Urschel will report preliminary results from the first clinical study on PROMETA for methamphetamine dependence on the morning of Tuesday May 16, 2006. Hythiam will host a conference call to discuss both financial and clinical study results at 4:30pm ET on the same day.

Interested parties are invited to listen to the call live over the Internet at http://www.hythiam.com or http://www.vcall.com. The call is also available by dialing (877) 407-9205, or for international callers (201) 689-8054. A replay of the webcast will be available after the call on http://www.hythiam.com or http://www.vcall.com. A telephonic replay will also be available until 11:59 p.m. PT on Wednesday, May 17, 2006 by dialing (877) 660-6853 or for international callers (201) 612-7415 and entering account number 286 and the conference code 201708.

About PROMETA™
Hythiam’s PROMETA™ treatment protocols are designed for use by healthcare providers to treat individuals diagnosed with dependencies to alcohol, cocaine, or methamphetamine as well as combinations of these drugs. The PROMETA™ protocols include medically supervised treatments designed to address both the neurochemical imbalances in the brain and some of the nutritional deficits caused or worsened by substance dependence. Changes in brain chemistry and function play an important role in the physical and behavioral symptoms of substance dependence, including tolerance, withdrawal symptoms, craving and relapse. The PROMETA™ protocols also provide for one-month of prescription medication and nutritional supplements, combined with psychosocial or other recovery-oriented therapy chosen by the patient in conjunction with their treatment provider. As a result, PROMETA™ represents an innovative approach to managing alcohol, cocaine or methamphetamine dependence that is designed to address physiological, nutritional and psychosocial aspects of the disease, and is thereby intended to offer patients an opportunity to achieve sustained recovery.

About Hythiam, Inc.
Hythiam® is focused on delivering solutions for those suffering from alcoholism and other substance dependencies. Hythiam researches, develops, licenses and commercializes innovative physiological treatment protocols for substance dependence. Additionally, Hythiam provides proprietary administrative services to assist physicians and facilities with staff education, marketing and sales support, and outcomes tracking for data analysis. For further information please visit www.hythiam.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.